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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Sun Communities, Inc. on Form S-3 (File No. 333-54718, File No. 333-86237, File No. 333-64271, File No. 333-14595, File No. 333-45273, File No. 333-72461, File
No. 333-30462, File No. 333-72668, File No. 333-82392, File No. 333-19855, File
No. 333-36541, and File No. 333-1822) and on Form S-8 (File No. 333-11923, File
No. 333-82479, File No. 333-76400, and File No. 333-76398) of our report dated February 19, 2002 relating to the consolidated financial statements and financial statement schedule of Sun Communities, Inc. in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP
Detroit, Michigan
March 26, 2002